UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

On May 22, 2017, Anthera Pharmaceuticals, Inc. (“Anthera”) completed an adjustment to the exercise price of certain warrants to purchase common stock (the “Warrants”) that were issued in connection with the previously announced $15.0 million underwritten public offering of Company common stock and Warrants that closed on  March 17, 2017.  The Warrants were sold in two tranches (the “Tranche 1 Warrants” and the “Tranche 2 Warrants”).  Each Tranche 1 Warrant was initially issued with an exercise price of $0.55 per share of Company common stock and each Tranche 2 Warrant was issued with an exercise price of $0.50.  In connection with the Company’s 1-for-8 reverse stock split that became effective at 5:00p.m. Eastern Time on April 28, 2017 (the “Reverse Stock Split”), the exercise price of the Tranche 1 Warrants and the Tranche 2 Warrants were adjusted to $4.50 and $4.00, respectively. Pursuant to the terms of the Warrants, on May 22, 2017, the sixteenth trading day immediately following the Reverse Stock Split, the Company adjusted the exercise price of the Warrants to $1.8918, which was the  volume weighted average price of the five lowest trading days during the fifteen consecutive trading days following the Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2017	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President, Finance and Administration